                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
 Check the appropriate Box:
 [ ] Preliminary Proxy Statement
 [X] Definitive Proxy Statement
 [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Exchange Act Rule 14a-11(c) or 14a012

                      COMCAST UK CABLE PARTNERS LIMITED
- -----------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- -----------------------------------------------------------------------------
   Name of Person(s) Filing Proxy Statement, if other than the Registrant.)

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    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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2) Aggregate number of securities to which the transaction applies:

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[ ]  Check box if any part of the fee is offset by Exchange Act Rule
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   Set forth the amount on which the filing fee is calculated and state how it was determined.

                        COMCAST UK CABLE PARTNERS LIMITED

                                 Clarendon House
                              2 Church Street West
                             Hamilton HM 11, Bermuda
                                     ------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 20, 1996
                                     ------

   The Annual General Meeting of Shareholders of Comcast UK Cable Partners Limited (the "Company") will be held on Thursday, June 20, 1996 at 9:30 a.m. local time at Comcast Corporation, 1500 Market Street, 33rd Floor, Philadelphia, Pennsylvania 19102-2148, for the following purposes:

       1. To elect eleven directors to serve for the ensuing year and until their respective successors shall have been duly elected and qualified.

       2. To appoint Deloitte & Touche LLP as the Company's independent auditors for the 1996 fiscal year.

       3. To receive and adopt financial statements of the Company and the auditors' report thereon for the 1995 fiscal year.

       4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The close of business on May 6, 1996 has been fixed as the record date for the meeting. All shareholders of record at that time are entitled to notice of, and all such holders of Class A Common Shares and Class B Common Shares are entitled to vote at, the meeting and any adjournment or postponement thereof.

   If the meeting is adjourned to such other day and such other time and place as the Chairman of the meeting may determine due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although less than a quorum, shall constitute a quorum for the purpose of acting upon any matter set forth in the foregoing notice, provided that at least two shareholders are present in person or by proxy at such adjourned meeting.

   All shareholders are cordially invited to attend the meeting. The Board of Directors urges you to date, sign and return promptly the enclosed proxy to give voting instructions with respect to your Class A Common Shares. The proxies are solicited by the Board of Directors of the Company. The return of the proxy will not affect your right to vote in person if you do attend the meeting. A copy of the Company's Annual Report is also enclosed.

                                                     STANLEY WANG
                                                       Secretary

May 17, 1996

                      COMCAST UK CABLE PARTNERS LIMITED
                               CLARENDON HOUSE
                             2 CHURCH STREET WEST
                           HAMILTON HM 11, BERMUDA

                                    ------
                               PROXY STATEMENT
                                    ------

   The enclosed proxy is solicited by the Board of Directors of Comcast UK Cable Partners Limited, a Bermuda company (the "Company"), for use at the Annual General Meeting of Shareholders (the "meeting") to be held on Thursday, June 20, 1996 at 9:30 a.m. local time at Comcast Corporation, 1500 Market Street, 33rd Floor, Philadelphia, Pennsylvania 19102-2148 and any adjournment or postponement thereof. This Proxy Statement, the foregoing notice and the enclosed proxy are being mailed to shareholders on or about May 17, 1996.

   The Board of Directors does not intend to bring any matters before the meeting other than the matters specifically referred to in the notice of the meeting, nor does the Board of Directors know of any matter which anyone else proposes to present for action at the meeting. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

   When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. In the absence of instructions, the shares represented at the meeting by the enclosed proxy will be voted "FOR" each of the nominees for the Board of Directors in the election of directors and "FOR" the other proposals submitted to shareholders in accordance with the foregoing notice of meeting and as set forth in this Proxy Statement. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

   The principal executive office of the Company is located at Clarendon House, 2 Church Street West, Hamilton HM 11, Bermuda.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

OUTSTANDING SHARES AND VOTING RIGHTS

   At the close of business on May 6, 1996, the record date, the Company had outstanding 37,231,997 Class A Common Shares, par value pounds sterling 0.01 per share ("Class A Common Shares"), and 12,872,605 Class B Common Shares, par value pounds sterling 0.01 per share ("Class B Common Shares," which, together with the Class A Common Shares, shall be the "Common Shares").

   On each matter voted upon at the meeting and any adjournment or postponement thereof, the Class A Common Shares and Class B Common Shares will vote together and each record holder of Class A Common Shares will be entitled to one vote per share and each record holder of Class B Common Shares will be entitled to ten votes per share. In the election of directors, holders of Class A Common Shares and Class B Common Shares shall not have cumulative voting rights.

   The presence, in person or by proxy, of shareholders entitled to cast at least 50% of the total votes which shareholders are entitled to cast on each matter to be voted upon at the meeting will constitute a quorum as to each such matter. If the meeting is adjourned to such other day and such other time and place as the Chairman of the meeting may determine due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although less than a quorum as described in the preceding sentence, shall constitute a quorum for the purpose of acting upon any matter set forth in the foregoing notice, provided that at least two shareholders are present in person or by proxy at such adjourned meeting.

   In the election of directors, the eleven nominees receiving a majority of the votes cast at the meeting shall be elected. Approval of all other proposals to be submitted to shareholders in accordance with the foregoing notice of the meeting and as set forth in this Proxy Statement requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

   The holder of all of the Class B Common Shares has indicated that it will vote its shares "FOR" each of the nominees for director listed below and "FOR" the other proposals submitted to shareholders in accordance with the foregoing notice of the meeting and as set forth in this Proxy Statement. Consequently, the election of each of the nominees for director listed below and approval of the other proposals submitted to shareholders in accordance with the foregoing notice of meeting and as set forth in this Proxy Statement are assured.

   Pursuant to the Shareholders Agreement dated September 20, 1994 between Comcast Corporation ("Comcast"), Warburg, Pincus Investors, L.P. ("Warburg Pincus"), Comcast U.K. Holdings, Inc. ("Holdings"), and the Company, Warburg Pincus is entitled to appoint four directors to the Board of Directors of the Company. Effective as of the June 21, 1995 Annual General Meeting the number of directors was reduced from thirteen to eleven, and Warburg Pincus agreed to nominate three directors, as follows: Howard H. Newman, Jeffrey A. Harris and H. Brian Thompson.


PRINCIPAL SHAREHOLDERS

   The following table sets forth certain information regarding the holdings of each shareholder who was known to the Company to be the beneficial owner, as defined in Rule 13d-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), of more than 5% of the Company's Common Shares at the close of business on May 6, 1996. So far as is known to the Company, the persons named in the table below as beneficially owning the shares set forth therein have sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

                                                                 Amount         Percent     Percent
                                 Name and Address of           Beneficially       of          of
     Title of Class            Beneficial Owner(1)(2)             Owned         Class        Vote
 ---------------------   ---------------------------------   --------------    ---------   ---------
Class A Common Shares   Warburg, Pincus Investors, L.P.(3)      10,235,744        27.5%        6.2%
                        E.M. Warburg, Pincus & Co., Inc.
                        E.M. Warburg, Pincus & Company
                        Warburg, Pincus & Co.
                        466 Lexington Avenue
                        New York, NY 10017

Class B Common Shares   Comcast U.K. Holdings, Inc.(4)           12,872,605       100.0%       77.6%
                        1500 Market Street
                        35th Floor
                        Philadelphia, PA 19102-2148


- ------
(1) On April 30, 1996, Singapore Telecom International Pte. Limited sold 8,859,663 Class A Common Shares which had been issued to it on March 19, 1996. Such shares constituted 23.8% of Class A Common Shares outstanding as of April 30, 1996. It is possible that there are shareholders who have become the beneficial owners of 5% or more of Class A Common Shares as a result of the sale. However, as of May 6, 1996, no such shareholder has filed a Schedule 13D or 13G, and the Company has no knowledge of such shareholders.

(2) "Beneficial ownership" is defined pursuant to regulations promulgated by the Securities and Exchange Commission as having or sharing, directly or indirectly, voting power and/or investment power, which includes the power to dispose or direct the disposition of the shares of Common Shares indicated.

(3) E. M. Warburg, Pincus & Co., Inc. ("EMW") owns approximately 1.1% of the limited partnership interests in Warburg Pincus. Warburg, Pincus & Co. ("WP") is the owner of all the outstanding common shares of EMW and, as the sole general partner of Warburg Pincus, has a 20% interest in the profits of Warburg Pincus. E.M. Warburg, Pincus & Company ("EMWP"), which has the same general partners as WP has entered into a management agreement with Warburg Pincus for the management of all investments made by it. Lionel I. Pincus is the managing partner of WP and may be deemed to control it. The business address of each of the foregoing is 466 Lexington Avenue, New York, New York 10017. Howard H. Newman and Jeffrey
    A. Harris, directors of the Company, are Managing Directors of EMW and general partners of WP and EMWP. As such, Mr. Newman and Mr. Harris may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the Class A Common Shares beneficially owned by Warburg Pincus, WP and EMW. Each of Mr. Newman and Mr. Harris disclaims beneficial ownership of such common shares within the meaning of Rule 13d-3 under the Exchange Act.


(4) Each record holder of Class B Common Shares is entitled to ten votes per share which constitutes approximately 77.6% of the total voting power of all outstanding Common Shares of the Company. The 12,872,605 Class B Common Shares are convertible into Class A Common Shares on a one-for-one basis. 100% of the Class B Common Shares, if converted to Class A Common Shares, would represent approximately 25.7% of the voting power of Class A Common Shares.

    Holdings is a direct wholly owned subsidiary of Comcast International Holdings, Inc. ("CIH"). CIH is a direct wholly owned subsidiary of Comcast. Comcast is principally engaged in the development, management and operation of wired and wireless telecommunications and the provision of content. At February 29, 1996, Sural Corporation ("Sural") owned 1,845,037 shares of Comcast's Class A Common Stock and was the sole owner of Comcast's Class B Common Stock. Mr. Ralph J. Roberts, Chairman of the Board of Directors of Comcast, and members of his family own all of the voting securities of Sural. Pursuant to Rule 13d-3 of the Exchange Act, Mr. Roberts is deemed to be the beneficial owner of Comcast's Class A Common Stock owned by Sural. Mr. Roberts' beneficial ownership also includes 319,070 shares of Comcast's Class A Common Stock owned directly. Furthermore, pursuant to Rule 13d-3 of the Exchange Act, Mr. Roberts is deemed to be the beneficial owner of Comcast's Class B Common Stock owned by Sural. In addition to the shares owned by Sural, Mr. Roberts has options to purchase 658,125 shares of Comcast's Class B Common Stock, of which 556,875 options are currently exercisable or are exercisable within 60 days of February 29, 1996. Since each share of Comcast's Class B Common Stock is entitled to fifteen votes, the shares of Comcast's Class A Common Stock and Comcast's Class B Common Stock owned by Sural constitute approximately 79% of the voting power of the two classes of Comcast's voting common stock combined (80% if all other shares of Comcast's Class A Common Stock which Mr. Roberts is deemed to beneficially own and his shares underlying options to purchase Comcast's Class B Common Stock currently exercisable or exercisable within 60 days of February 29, 1996 are included). Comcast's Class B Common Stock is convertible on a share-for-share basis into Comcast's Class A Common Stock or Comcast's Class A Special Common Stock. If Sural and Mr. Roberts were to convert Comcast's Class B Common Stock which they are deemed to beneficially own into Comcast's Class A Common Stock, Mr. Roberts would beneficially own 11,507,232 shares of Comcast's Class A Common Stock (approximately 24.6% of Comcast's Class A Common Stock).

SECURITY OWNERSHIP OF MANAGEMENT

   Certain officers of Comcast or Comcast UK Cable Partners Consulting, Inc. ("Comcast Consulting") are deemed by the Company to be executive officers of the Company (the "Designated Executive Officers") for purposes of the federal securities laws. The following table sets forth certain information regarding the Class A Common Shares beneficially owned by each director and nominee for director of the Company, by certain named Designated Executive Officers and by all directors, nominated directors and Designated Executive Officers of the Company as a group, at the close of business on February 29, 1996. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

              Name of Beneficial Owner               Amount Beneficially Owned   Percent of Class
              ------------------------                -------------------------   ----------------
John R. Alchin  .................................             1,000                     *
Julian A. Brodsky  ..............................             1,000                     *
Robert B. Clasen  ...............................               200(1)                  *
Brian L. Roberts  ...............................             1,000                     *
Ralph J. Roberts  ...............................             5,000                     *
H. Brian Thompson  ..............................             1,000                     *
All directors, nominated directors and Designated
  Executive Officers, as a group (12 persons) ...             9,200(1)                  *

- ------
*less than 1%

(1) Includes 100 shares of Class A Common Shares held by Mr. Clasen for his son, as custodian, pursuant to the Uniform Gift to Minors Act.

   The following table sets forth certain information regarding the Class A Common Stock (one vote per share, par value $1.00 per share) and Class A Special Common Stock (generally non-voting, par value $1.00 per share) of Comcast beneficially owned by each director or nominated director of the Company who owns shares, by certain named Designated Executive Officers of the Company who own shares, and by all directors, nominated directors and Designated Executive Officers of the Company as a group, at the close of business on February 29, 1996. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

                                     Amount Beneficially Owned(1)       Percent of Class (1)
                                 ---------------------------------      ---------------------
                                                       Class A                      Class A
Name of Beneficial Owner             Class A           Special          Class A     Special
 -----------------------          -------------   ----------------    ---------   ---------
John R. Alchin  ..............            --             148,358         (2)         (2)
Julian A. Brodsky  ...........       296,058 (3)       1,549,308         (2)         (2)
Robert B. Clasen  ............        35,903 (4)          51,585(5)      (2)         (2)
Brian L. Roberts  ............         9,582 (6)         311,976(7)      (2)         (2)
Ralph J. Roberts  ............     2,164,107 (8)      10,190,926(9)      5.8%        5.2%
Lawrence S. Smith  ...........            --             201,505         (2)         (2)
All directors, nominated
  directors and Designated
  Executive Officers as a group
  (12 persons) ...............     2,552,595 (3)(4)   12,619,835(5)(7)   6.8%        6.4%
                                             (6)(8)             (9)

- ------
(1) With respect to each beneficial owner, the shares issuable upon exercise of his currently exercisable options and options exercisable within 60 days of February 29, 1996 are deemed to be outstanding for the purpose of computing the percentage of the class of Common Stock owned. Includes the following shares of Class A Common Stock and Class A Special Common Stock, respectively, for which the named individuals, and all directors, nominated directors and Designated Executive Officers as a group, hold currently exercisable options or options exercisable within 60 days of February 29, 1996: Mr. Alchin, none and 100,335 shares; Mr. Brodsky, 65,601 and 714,660 shares; Mr. Clasen, none and 25,524 shares; Mr. Brian
    L. Roberts, 7,697 and 209,121 shares; Mr. Ralph J. Roberts, none and 4,029,829 shares; Mr. Smith, none and 161,604 shares; and all directors, nominated directors, and Designated Executive Officers as a group, 96,338 and 5,345,885 shares.

(2) Less than one percent of the applicable class.

(3) Includes 20,000 shares of Class A Common Stock owned by a charitable foundation of which he and members of his family are directors and officers and as to which shares he disclaims beneficial ownership.

(4) Includes 333 shares of Class A Common Stock owned by his son, as to which shares he disclaims beneficial ownership.

(5) Includes 166 shares of Class A Special Common Stock owned by his son, as to which shares he disclaims beneficial ownership.

(6) Includes 1,356 shares of Class A Common Stock owned by his wife, as to which shares he disclaims beneficial ownership.

(7) Includes 678 shares of Class A Special Common Stock owned by his wife and 20,541 shares of Class A Special Common Stock owned by a charitable foundation of which he and his wife are directors and officers, as to all of which shares he disclaims beneficial ownership.

(8) Includes 1,845,037 shares of Class A Common Stock owned by Sural. See "Principal Shareholders" Note (4) for further discussion.

(9) Includes 5,315,772 shares of Class A Special Common Stock owned by Sural and 47,005 shares of Class A Special Common Stock owned by a charitable foundation of which he and his wife are trustees and as to which shares he disclaims beneficial ownership.

   Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations received from reporting persons, the Company believes that all filings required to be made by the reporting persons during the year ended December 31, 1995 were made on a timely basis.

                           MANAGEMENT COMPENSATION

COMPENSATION OF DIRECTORS

   Directors of the Company who are not employees of Comcast, Warburg Pincus or their respective affiliates are entitled to receive a fee of $15,000 per year and $1,000 per committee meeting not in conjunction with a Board of Directors meeting. The Company reimburses all directors for expenses incurred in performing their duties as directors.

   In March 1995, the Board of Directors adopted the Comcast UK Cable Partners Limited 1995 Stock Appreciation Rights Plan (the "SAR Plan").

   The SAR Plan provides for grants of stock appreciation rights ("SARs") to certain outside directors of the Company. Each SAR permits the holder, at the time of exercise, to receive a cash payment from the Company equal to the excess, if any, of the fair market value of a Class A Common Share (a "Share") at the time of exercise over the fair market value of a Share determined at the time of grant. This amount is referred to in this discussion as the "value" of an SAR. For this purpose, "fair market value" is determined based on the last quoted sale price of a Share on the Nasdaq National Market on the last trading day prior to the date of determination.

   Under the SAR Plan, SARs may be awarded to directors of the Company who are not also officers, employees or partners of the Company or any of its subsidiaries, Comcast or any of its subsidiaries, or Warburg Pincus or any of their subsidiaries or affiliates. As of the date the SAR Plan was adopted, three individuals were eligible to receive grants of SARs under the SAR Plan.

   The terms of SARs granted under the SAR Plan are determined by the Compensation Committee of the Board of Directors and documented in an SAR Agreement between the Company and the holder. The Committee has the authority to grant SARs, and to determine the conditions under which SARs shall become exercisable, provided that no SARs may be exercised after 10 years from the date of grant. Upon exercise, holders receive payment of the value of SARs in cash, and no consideration to the Company is required as a condition to exercise. No SARs granted under the SAR Plan are transferable, except by will or intestacy. During the holder's lifetime, an SAR is exercisable only by the holder.

   Not more than 50,000 SARs in the aggregate may be granted under the SAR Plan, provided that if an SAR terminates or expires without having been exercised, additional SARs may be granted in lieu of SARs not exercised. The number of SARs that may be granted, and the determination of applicable fair market value for SARs already granted but not exercised, are subject to appropriate adjustment upon a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights or other similar corporate changes.

   In March 1995, the Board awarded 5,000 SARs to each of Jonathan Perry, H. Brian Thompson and Barry D. Romeril. As of the award date, the fair market value of a Share as determined pursuant to the SAR Plan, was $16.25.

OPTION PLAN

   In December 1995, the Board of Directors adopted the Comcast UK Cable Partners Limited Stock Option Plan (the "Option Plan").

   The Option Plan provides for grants of stock options ("Options") to certain employees, officers and directors of the Company, its subsidiaries and Comcast Consulting. Options permit the holder, for a specified time period, to purchase a specified number of Common Shares at a price determined by the Compensation Committee of the Board of Directors.

   The terms of individual Options are determined by the Compensation Committee. The Compensation Committee has the authority to grant Options and to determine the conditions under which Options are exercisable. All Options must be granted within 10 years from the date of adoption of the Option Plan.

Upon exercise, holders must make full payment, in cash, for the shares being acquired, unless the Compensation Committee, in its sole discretion, approves payment by surrender of other Company shares. Holders will not have any right as a shareholder with respect to any shares subject to Options until the Option has been exercised in accordance with its terms and the holder has paid the full purchase price for the Company shares being acquired. The Options are not transferrable except by will or intestacy. During the holder's lifetime, an Option is exercisable only by the holder, his or her attorney-in-fact or guardian.

   Not more than 250,000 Common Shares in the aggregate may be issued pursuant to the Option Plan upon exercise of Options. If an Option terminates or expires without having been exercised in full, other Options may be granted covering the shares as to which the Option was not exercised. The number of Options that may be granted is subject to appropriate adjustment in the event that Common Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company.

   As of April 1, 1996, no Options had been awarded under the Option Plan.

COMPENSATION OF DESIGNATED EXECUTIVE OFFICERS

   The Company does not employ any of its Designated Executive Officers, nor does it compensate them for their services.

   Comcast, through Comcast Consulting, provides all administrative services to the Company and provides management and consulting services to four operations in which the Company owns interests; Birmingham Cable Corporation Limited, Cable London plc, Cambridge Holding Company Limited and the franchises for Darlington and Teesside, England.

   The Company pays Comcast and Comcast Consulting for providing management, administrative and other services to the Company and its subsidiaries and investees pursuant to various management agreements. Total management fees incurred during the years ended December 31, 1995, 1994 and 1993 were pounds sterling 3.1 million, pounds sterling 2.2 million and pounds sterling 1.7 million, respectively.

                              PERFORMANCE GRAPH

   The graph below compares the percentage change in the Company's cumulative total shareholder return on the Class A Common Shares beginning September 20, 1994 (the date of the Company's initial public offering), with the cumulative total return on (i) the Nasdaq National Market (US and Foreign) Index, which is comprised of all common shares traded on The Nasdaq National Market and
(ii) a selected peer group consisting of three other companies engaged in the cable communications industry in the United Kingdom; Bell Cablemedia plc, Telewest plc and International Cabletel Inc.

           CUMULATIVE TOTAL RETURN SINCE INITIAL PUBLIC OFFERING(1)



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      60|----|----------|---------|-----------|-----------|-----------|----|
           9/94                 12/94                   12/95

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            *=COMCAST UK CABLE PARTNERS LTD           &=PEER GROUP
                       #=NASDAQ STK MRKT-U.S. & FOREIGN
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                                                        12/94    12/95
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   COMCAST UK CABLE PARTNERS LTD                        107        83
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   NASDAQ STOCK MARKET (US AND FOREIGN) INDEX            99       138
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   PEER GROUP                                            86        76
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- ------
(1) The Class A Common Shares were sold to the public in the Company's initial public offering on September 20, 1994 and trading commenced immediately on The Nasdaq National Market. The starting point of the graph is based on the initial public offering price of $15.00 per share.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   See "Management Compensation -- Compensation of Designated Executive
Officers".

                             CORPORATE GOVERNANCE

   The Board of Directors of the Company has primary responsibility for directing the management of the business and affairs of the Company. The Board currently consists of eleven members. The Board of Directors held four meetings in the 1995 fiscal year.

   To provide for effective direction and management of the Company's business, the Board of Directors has established committees of the Board. Each of the present directors attended 75% or more of the 1995 meetings held by the Board and by all committees of the Board on which such director served during the period of his Board membership and committee service.

   The Board of Directors has the following standing committees:

Executive Committee

   The Executive Committee acts for the directors in the intervals between meetings of the Board. The Executive Committee currently consists of Messrs. Romeril, Thompson and Harris, none of whom are officers or employees of the Company or any of its subsidiaries, Mr. Brian L. Roberts (Chairman), who is a Designated Executive Officer of the Company and President of Comcast, and Mr. Brodsky, who is a Designated Executive Officer of the Company and Vice Chairman of the Board of Directors of Comcast.

Audit Committee

   The Audit Committee reviews the consolidated financial statements of the Company and exercises general oversight with respect to the activities of the Company's independent auditors and related matters. The Audit Committee currently consists of Messrs. Romeril (Chairman) and Perry, neither of whom is an officer or an employee of the Company or any of its subsidiaries, and Mr. Brodsky.

Compensation Committee

   The Compensation Committee reviews and approves the compensation for the directors of the Company who are not employees of Comcast, Warburg Pincus or their respective affiliates. The Compensation Committee also has the authority to grant stock options to certain employees, officers and directors of the Company. See "Management Compensation - Compensation of Directors and Option Plan" for a discussion of the Company's SAR Plan and Option Plan. The Compensation Committee currently consists of Mr. Brodsky (Chairman), Mr. Harris, who is not an officer or an employee of the Company or any of its subsidiaries, and Mr. Clasen, who is Senior Vice President of Comcast and President of CIH.

   The Board considers the present committee structure appropriate in light of the Company's particular circumstances and has chosen, therefore, not to establish a nominating committee.

   The Designated Executive Officers of the Company are either employed or retained by Comcast or Comcast Consulting. For a description of certain transactions among the Company, Comcast and Comcast Consulting, see "Management Compensation -- Compensation of Designated Executive Officers."

                                 PROPOSAL ONE

                            ELECTION OF DIRECTORS

   At the meeting, the shareholders will elect eleven directors to hold office for the ensuing year and until their respective successors have been duly elected and qualified. Should any one or more of these nominees become unavailable to accept nomination or election as a director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors. Each of the nominees currently is serving as a director of the Company.

   The following sets forth certain information about each nominee:

   Ralph J. Roberts, 76, was elected as Chairman of the Board of Directors of the Company in September 1994. Mr. Roberts has served as a Director and Chairman of the Board of Directors of Comcast for more than five years. He is the President and a Director of Sural. Mr. Roberts devotes the major portion of his time to the business and affairs of Comcast. Mr. Roberts is also a Director of Storer Communications, Inc.

   Julian A. Brodsky, 62, was elected to the Board of Directors of the Company in September 1992. Mr. Brodsky has served as a Director and Vice Chairman of the Board of Directors of Comcast for more than five years. He serves as the Treasurer and a Director of Sural. Mr. Brodsky devotes the major portion of his time to the business and affairs of Comcast. Mr. Brodsky is also a Director of Storer Communications, Inc. and RBB Fund, Inc.

   Brian L. Roberts, 36, was elected to the Board of Directors of the Company in September 1992 and was elected President in August 1995. Mr. Roberts has served as President and a Director of Comcast for more than five years. He serves as Vice President and a Director of Sural. Mr. Roberts devotes the major portion of his time to the business and affairs of Comcast. Mr. Roberts is also a Director of Turner Broadcasting System, Inc. and Storer Communications, Inc. He is a son of Mr. Ralph J. Roberts.

   John R. Alchin, 47, was elected to the Board of Directors and designated Senior Vice President and Treasurer of the Company in September 1994. He has served as Treasurer and Senior Vice President of Comcast for more than five years. Mr. Alchin devotes a substantial amount of his time to Comcast.

   Robert B. Clasen, 51, was elected to the Board of Directors and designated President of the Company in September 1994. Mr. Clasen resigned as President of the Company in August 1995. He joined Comcast in January 1993 and is currently Senior Vice President of Comcast and President of CIH, which owns, develops and operates Comcast's international investments. Mr. Clasen most recently was a consultant to CIH. Prior to establishing his own consulting practice, he was a Senior Vice President of McCaw Cellular Communications, Inc. ("McCaw") and President of McCaw's Western Region. Mr. Clasen previously worked for Comcast from 1984 to 1991, during which time he served in various executive positions with Comcast, including Senior Vice President. Mr. Clasen devotes a substantial amount of his time to CIH.

   Lawrence S. Smith, 48, was elected to the Board of Directors and designated Senior Vice President-- Accounting and Administration of the Company in September 1994. He has served as Executive Vice President of Comcast since December 1995 and as Senior Vice President--Accounting and Administration of Comcast for more than five years prior to December 1995. Mr. Smith is the Principal Accounting Officer of the Company and Comcast. Mr. Smith devotes a substantial amount of his time to Comcast.

   Jonathan Perry, 56, was elected to the Board of Directors of the Company in September 1994. Since February 1992, Mr. Perry has been the Executive Chairman of National Home Loans Holding plc - Residential Mortgage Lender. From 1990 to 1992, Mr. Perry served as Chairman and Chief Executive of Ogilvy Adams & Rinehart Limited. From 1988 to 1990, Mr. Perry formed and headed an independent corporate finance company, Perry & Associates, which provided financial advice to a selected number of domestic and international companies. From 1966 to 1988, Mr. Perry served in various positions at Morgan Grenfell Group plc.

   Barry D. Romeril, 52, was elected to the Board of Directors of the Company in September 1994. Mr. Romeril is Executive Vice President and Chief Financial Officer of Xerox Corporation. Mr. Romeril joined Xerox in 1993 from British Telecommunications plc ("British Telecom") in London, where he served as Group Finance Director since 1988. Prior to joining British Telecom, Mr. Romeril spent three years with BTR, Inc., and BTR plc, and 14 years with Imperial Chemical Industries plc.

   Howard H. Newman, 49, was elected to the Board of Directors of the Company in December 1992. Mr. Newman has served as Managing Director of E.M. Warburg, Pincus & Co., Inc. since 1987. Mr. Newman is a Director of ADVO, Inc., Marine Drilling Companies, Inc., Newfield Exploration Company and RenaissanceRe Holdings Ltd.

   Jeffrey A. Harris, 40, was elected to the Board of Directors of the Company in December 1992. Mr. Harris has served as Managing Director of E.M. Warburg, Pincus & Co., Inc. since 1988. Mr. Harris is a Director of Newfield Exploration Company, Knoll, Inc. and several privately held companies.

   H. Brian Thompson, 57, was elected to the Board of Directors of the Company in September 1994. Mr. Thompson has been Chairman of the Board of Directors and Chief Executive Officer of LCI International, Inc. since July 1991. Mr. Thompson previously served as Executive Vice President of MCI Communications Corporation ("MCI") and held various other senior management positions at MCI from 1981 to 1991. Mr. Thompson is a Director of Microdyne Corporation.

   Written suggestions for candidates to serve as directors if nominated and elected should be sent to the General Counsel at Comcast Corporation, 1500 Market Street, Philadelphia, Pennsylvania 19102-2148. The Company's Bye-laws require that written notice of the intent to propose a resolution for the appointment of a person at a meeting of shareholders must be received by the Company, not less than 6 weeks nor more than 125 days prior to the date appointed for the annual meeting of shareholders, by a shareholder entitled to vote at the meeting. The notice must contain: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of the Company's shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) written notice executed by each nominee of his willingness to be appointed.

                                 PROPOSAL TWO

                   THE APPOINTMENT OF INDEPENDENT AUDITORS

   Subject to approval by the shareholders, the Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Deloitte & Touche LLP, which served as the Company's independent auditors for the last fiscal year, to serve as the Company's independent auditors with respect to the consolidated financial statements of the Company and its subsidiaries for the current fiscal year.

                                PROPOSAL THREE

            ADOPTION OF FINANCIAL STATEMENTS AND AUDITORS' REPORT

   At the meeting, the shareholders will receive and adopt financial statements of the Company and the auditors' report thereon for the 1995 fiscal year, as contained in the Company's Annual Report.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ABOVE PROPOSALS.

                            SHAREHOLDER PROPOSALS

   Proposals of shareholders intended to be presented at the Annual General Meeting of Shareholders in 1997 must be received by January 17, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Shareholder proposals should be directed to the General Counsel at Comcast Corporation, 1500 Market Street, Philadelphia, Pennsylvania 19102-2148. Notwithstanding the foregoing, shareholders with suggestions on the nomination of directors must comply with the procedures set forth under the caption "Election of the Board of Directors."

                           SOLICITATION OF PROXIES

   The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitations may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company, Comcast or its subsidiaries. The Company, if applicable, will request brokerage house and other custodians, nominees, and fiduciaries to forward soliciting materials to the beneficial owners of the voting securities of the Company held of record by such persons, and will reimburse them for their reasonable charges and out-of-pocket expenses in connection therewith.

                          ANNUAL REPORT ON FORM 10-K

   THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS AT COMCAST CORPORATION, 1500 MARKET STREET, PHILADELPHIA, PENNSYLVANIA 19102-2148.

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
              OF DIRECTORS OF COMCAST UK CABLE PARTNERS LIMITED

   The undersigned, a holder of CLASS A COMMON SHARES of COMCAST UK CABLE PARTNERS LIMITED, hereby constitutes and appoints RALPH J. ROBERTS and STANLEY L. WANG, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual General Meeting of Shareholders of the Company to be held on Thursday, June 20, 1996 at 9:30 a.m. local time at Comcast Corporation, 1500 Market Street, 33rd Floor, Philadelphia, Pennsylvania 19102-2148 and any adjournment or postponement thereof, and thereat to vote all CLASS A COMMON SHARES which the undersigned would be entitled to vote if personally present, as follows:

   1. [ ] FOR all eleven nominees for director listed below.
      [ ] WITHHOLD AUTHORITY to vote for all eleven nominees for director listed below.
      [ ] FOR all eleven nominees for director listed below, EXCEPT WITHHOLD
          AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) WHOSE NAME(S) IS
          (ARE) LINED THROUGH. Nominees:
          Ralph J. Roberts, Julian A. Brodsky, Brian L. Roberts, John R. Alchin, Robert B. Clasen, Lawrence S. Smith, Jonathan Perry, Barry D. Romeril, Howard H. Newman, Jeffrey A. Harris, H. Brian Thompson

   2. To appoint Deloitte & Touche LLP as the Company's independent auditors.
                     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

   3. To receive and adopt financial statements of the Company and the auditors' report thereon for the 1995 fiscal year.
                     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

   4. To vote on such other business which may properly come before the meeting.

   Unless otherwise specified, the shares will be voted "FOR" the election of all eleven nominees for director and "FOR" the other proposals set forth above. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.
                    (Please sign and date on reverse side)
- ------------------------------------------------------------------------------
                         (Continued from other side)

   THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL GENERAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF COMCAST UK CABLE PARTNERS LIMITED.

Date:---------------------------------------------------------   -------, 1996

- -----------------------------------------------------------------------------
                           Signature of Shareholder

- -----------------------------------------------------------------------------
                           Signature of Shareholder
NOTE: Please sign this Proxy exactly as name(s) appear(s) in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. When shares are issued in the name of two or more persons, all such persons should sign.

    PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.